10.3  Investment  Agreement  with  Sigma  Energy  &  Exploration

SIGMA  ENERGY  AND  EXPLORATION  CO.
Re-Work  Shannon  GG  Lease  Wells  2  and  3
DESCRIPTIVE  MEMORANDUM

This Descriptive Memorandum is only a brief summary of the conditions of an investment in the prospects and no prospective participant should invest without first making a careful study of the remainder of this Descriptive Memorandum and all other exhibits hereto, In addition, each prospective participant should satisfy himself as to the tax consequences of an investment in the program interest, and is urged to consult his own tax advisor. SIGMA ENERGY AND EXPLORATION CO., has not sought a ruling from the Internal Revenue Service or an opinion of counsel with respect to tax aspects of the program.

This offer is subject to SIGMA ENERGY AND EXPLORATION CO., (upon advise of counsel) being satisfied that all applicable securities laws have been complied with.

General and Administrative Expenses. SIGMA ENERGY AND EXPLORATION CO. will receive reimbursement for best effort costs and expenses incurred by it in supervising and carrying out the re-work of the Shannon GG Lease Wells 2 and 3 as well as certain general administration expenses allocable to the prospect and the compensation provided in the Program Operating Agreement. All costs and expenses are allowed for in the AFE. (See Exhibit A.) Left over funds, if any will be applied to operations as Sigma Energy and Exploration Co. Sees Fit.

Transfer of Program Interests. The program interests are not registered under the Securities Act 1933 and therefore must be held for an indefinite period of time unless they are subsequently registered under the Act or unless an exemption from registration is available. SIGMA ENERGY AND EXPLORATION CO is not under any obligation to register the program interest or to cause an exemption under the Act to be available.

Risk Factors. An investment in the program involves a high degree of financial risk. Accordingly, a prospective investor should consider carefully the following risk factors.

High Risk of Oil and Gas Exploration. The prospect consists of unproven acreage. Therefore, the activities of the program will involve a high degree of risk and result cannot be predicted. There is no assurance that any oil or gas production will be obtained through the activities undertaken pursuant to the program or that such production, if obtained, will enable an investor to make a profit on, or even recoup, his investment. Furthermore, drilling may be curtailed or delayed as a result of, among other things weather conditions, delivery delays, shortages of pipe and equipment or the unavailability of drilling rigs.

Lack of Liquidity. The program interests are not registered under the Securities Act of 1933 and therefore must be held for an indefinite period of time unless they are subsequently registered under such act or unless an exception from the registration is available. In addition, any transfer or an interest in leases subject to the program is subject to the preferential right to purchase.

Conflicts of Interest. The Participant Agreement provides that SIGMA ENERGY AND EXPLORATION CO. will not be liable to the other participants for errors in judgment or other acts or omissions not amounting to bad faith or gross negligence. Accordingly, participants may have a more limited right of action than they might have had absent such a provision.

Markets and Regulations. The federal and state governments exercise extensive regulations and control over the price, productions and environmental aspects of oil and gas exploration, which could affect the profitability of the test wells. The availability of ready markets and the market price at any given time could also have an effect on the profitability of the wells.

All inquires or request for additional information should be submitted or directed to Dennis Thompson, Diversified Financial Resources Corp. 858-244-6037 or 858-560-8321.

SIGMA  ENERGY  AND  EXPLORATION  CO.

Dear  Dennis,

When accepted by you in the manner hereinbelow provided, this letter evidences an agreement by and between SIGMA ENERGY AND EXPLORATION CO., hereinafter referred to as "Operator, and

Name:  Diversified  Financial  Resource  Corporation
Address:  8765  Aero  Dr.  suite  221
San  Diego,  Calif.  92123
e-mail dennisthompsayahoo.com Ph 858-244-6037 hereinafter referred to as "Participant", as follows;

I.  INTEREST  IN  LEASES

-  SEE  EXIBIT  "B"  for  Plat  and  attachment  for  Legal  description

The acreage covered by the aforesaid leases is depicted on the plat labeled exhibit "B", attached hereto and made a part hereof. For the consideration hereinafter mentioned, and subject to the terms, provisions, and conditions hereinafter SIGMA ENERGY AND EXPLORATION CO., agrees to assign to Participant an undivided 5.3333/32nds (11.359% net) Interest and to the hereinabove described property, hereinafter referred to as Shannon GG Lease Wells 2 and 3

It is specifically understood that SIGMA ENERGY AND EXPLORATION CO., is delivering a 68% net revenue interest in the above property.

The assignment to Participant shall be made without warranty of title, except as to claims by, through, or under SIGMA ENERGY AND EXPLORATION CO.,.; however, prior to RE-WORKING The Shannon GG Lease Wells 2 and 3

SIGMA ENERGY AND EXPLORATION CO., shall, upon request, furnish to Participant a title opinion from a competent attorney showing title to the SIGMA ENERGY AND EXPLORATION CO., leases, all of which shall bear their proportionate share of all royalties, overriding royalties, interests, and similar encumbrances, but in no case exceeding 25% on property.

II.  Shannon  GG  Lease  Wells  2  and  3

SIGMA  ENERGY  AND  EXPLORATION  CO.  shall  make  a  good  faith  effort  to
re-work, or cause to be rework, on or before -Dec.     , 2005     to re-work the

Shannon  GG  Lease  Wells  2  and  3
on the property hereinabove described. (Depending on Rig Availability) The selection of the initial property to be re-worked is at the sole discretion of SIGMA ENERGY AND EXPLORATION CO.,. SIGMA ENERGY AND EXPLORATION CO. shall prosecute the Re-Work of the Shannon GG Lease Wells 2 and 3 in a good and workmanlike manner to: 2500' or depth sufficient to test the San Andres Formation in one well.

If  in  re-working  the  Shannon  GG  Lease  Wells  2  and  3 if in a well any condition is encountered at less than contract depth which would render further drilling impossible or impractical as determined by SIGMA ENERGY AND EXPLORATION CO. SIGMA ENERGY AND EXPLORATION CO., shall have the right to cease operations and plug the well(s) under such conditions. Participant shall pay his/her pro rata share or portion of whatever costs is incurred through the costs of plugging such well(s) and this agreement shall terminate only as to that well(s) so affected without further liability on the part of either party hereto and with each party being relieved of all other obligations, as to the well(s) so affected. If the above conditions occur, Participant shall have the option to participate in the drilling of replacement well(s) with the payment for drilling such well(s) being the same as if the above conditions had not occurred. In he event Participant elects not to participate in the drilling of replacement well(s), Participant agrees to assign on demand to SIGMA ENERGY AND EXPLORATION CO. all his/her right, title, and interest in and to the drilling unit of the replacement well(s).

If  the  re-working  of  the  Shannon  GG  Lease  Wells  2  and  3 is not commenced because of conditions beyond the control of SIGMA ENERGY AND EXPLORATION CO., then SIGMA ENERGY AND EXPLORATION CO., shall be relieved of the obligation to re-work

The Shannon GG Lease Wells 2 and 3, and to deliver to the Participant any assignment of the SIGMA ENERGY AND EXPLORATION CO., Divide Assignment, and SIGMA ENERGY AND EXPLORATION CO., shall refund any consideration Participant paid therefore as set out in Article III B. of the Operating Agreement and Participant shall be relieved of the obligation to pay SIGMA ENERGY AND EXPLORATION CO. any other sums of money as herein specified.

D. SIGMA ENERGY AND EXPLORATION CO.,., as Controlling Operator, shall make all decisions except those particularly set forth within this Participation Agreement, which decision shall be binding upon Participant, SIGMA ENERGY AND EXPLORATION CO., shall not be liable to Participant for any such decision, except for gross negligence or willful misconduct.

III.  COSTS

Attached to this Agreement is the Authority For Expenditure (AFE) relative to the costs of the initial test well(s). The Initial re-work of the Shannon GG Lease Wells 2 and 3 includes the working interest through the tanks are on a best efforts basis to the Participant. Operator will charge Participant for re-working on the basis of one-third (1/3) of the cost incurred (for drilling and completion) for one-quarter (1/4) of the working interest.

As consideration for the assignment of the aforementioned interest in the SIGMA ENERGY AND EXPLORATION CO., Leases, Participant shall pay, contemporaneously with the execution of this Participation Agreement, the sum of $ 40,000.00 (Forty Thousand USD)
All monies received toward the AFE shall be used in the maintaining and operations of the well, lease and road and equipment pertaining to the well.


IV.  MANUAL  OPERATIONS  OR  ABANDONMENT  AFTER  REACHING  CONTRACT  DEPTH

After  the  re-work  of  the  Shannon  GG  Lease  Wells  2  and  3
, SIGMA ENERGY AND EXPLORATION CO., shall make a copy of all Data and made available to Participant or his/her representative at the well site. Within twelve (12) hours after the Data has been made available and SIGMA ENERGY AND EXPLORATION CO., has completed such open hold evaluation procedures in the well as SIGMA ENERGY AND EXPLORATION CO., deems to be warranted under prevailing conditions, then SIGMA ENERGY AND EXPLORATION CO., recommends an attempt to complete the well(s), conduct other tests, or to plug and abandon the well(s). If none of the parties who are bearing the cost of the divide

Well  desire  to  attempt  completion  of  the  well(s),  then  SIGMA ENERGY AND
EXPLORATION CO. at its option, will either plug and abandon the well(s) or attempt completion on its own, in which case Participant agrees to assign all the right, title, and interest in and to the affected well(s) to SIGMA ENERGY AND EXPLORATION CO. If SIGMA ENERGY AND EXPLORATION CO. elects to abandon the well(s), the costs of such abandonment shall be done in the same proportion as the costs of completion would have been borne by SIGMA ENERGY AND EXPLORATION CO. and Participant.

Should SIGMA ENERGY AND EXPLORATION CO., and Participant elect to attempt a re-completion of the well(s) after concluding evaluation, then all costs, risks, and expenses of whatever nature incurred in connection with the well(s) after SIGMA ENERGY AND EXPLORATION CO., makes its recommendation shall be borne in proportions of
5.333/24ths by Participant and the balance by SIGMA ENERGY AND EXPLORATION CO., and others who may be participating with SIGMA ENERGY AND EXPLORATION CO.

V.  ADDITIONAL OPERATIONS BY LESS THAN ALL PARTIES AFTER REACHING CONTRACT DEPTH

After the re-work of the Shannon GG Lease Wells 2 and 3 if fewer than all the parties hereto elect to set production casing and attempt a completion well(s) as an oil or gas producer (a completion proposal shall have priority over other proposal(s), then those parties electing to set production casing for a completion attempt on their test well(s) may do so, but only at their sole cost, risk and expense in their increased proportionate interests.

Upon commencement of such further operation in there-work of the Divide Well in which any party has elected not to participate ("non-participating party"), the non-participating party shall, by virtue of refusal to participate, relinquish to SIGMA ENERGY AND EXPLORATION CO. all of non-participating party's interest in and to said test well(s).

Should any party propose the drilling of an additional or subsequent well(s) upon the hereinafter-described acreage, after the re-work of wells 2 and 3 of this agreement and completed as a producer, or plugged and abandoned as a dry hole, then SIGMA ENERGY AND EXPLORATION CO. shall furnish to all parties and AFE reflecting the estimated cost of drilling and completing such thereto. Within ten (10) days following the receipt of the AFE and accompanying data, each party shall elect whether or not to participate in the drilling of such subsequent or additional well by notifying SIGMA ENERGY AND EXPLORATION CO. in writing. Should a party fail to furnish timely notice of his/her election that shall constitute a conclusive presumption by the other parties that he/she has elected not to participate in such well.

D. It is hereby agreed that any party who elects not to participate in such subsequent or additional well shall assign by recordable instrument all of his/her right, title and interest in and to the acreage ascribed to the drilling unit established for the subsequent or additional well, according to the spacing pattern required or permitted by the applicable regulatory authority having jurisdiction.

The provisions of Paragraphs A and B of this Article V regarding an attempted completion to any attempted completion of the initial test well(s) shall be equally applicable to any attempted completion of any subsequent or additional well(s) drilled hereunder. The provisions of Article V shall govern when in conflicts with the Operating Agreement.


                           INFORMATION TO BE FURNISHED

SIGMA ENERGY AND EXPLORATION CO. shall notify Participant when actual drilling of the re-work of the Shannon GG Lease Wells 2 and 3 is commenced and shall furnish Participant with a copy of the plat of location. During the drilling of the well(s), Participant and Participant's duly authorized representatives shall have access at their own risk at all times to the derrick floor and shall be given any available information requested regarding the well(s), including current daily drilling reports. Participant shall be given timely notice of all tests to include running of logs in order for Participant to be present if he/she so desires. Participant shall notify SIGMA ENERGY AND EXPLORATION CO., in writing of the name and address of each of his/her authorized representatives if such person or persons are to represent Participant on the drill site.

                              RECORDABLE ASSIGNMENT

Upon request by Participant after re-work of wells 2 and 3, Shannon GG Estate, Crockett County, Texas and Participant has SIGMA ENERGY AND EXPLORATION CO. all sums due, including completion monies, SIGMA ENERGY AND EXPLORATION CO., shall deliver to Participant a recordable assignment of Participant's interest in the SIGMA ENERGY AND EXPLORATION CO. leases. The recordable assignment will not be sent to the Participant until SIGMA ENERGY AND EXPLORATION CO., has completed the well(s) as a producer. No assignments will be given for dry holes.

                               OPERATING AGREEMENT

Simultaneously with the execution of this Participation Agreement, Participant and SIGMA ENERGY AND EXPLORATION CO. as Operator, shall execute the attached Operating Agreement, attached hereto as Exhibit "C," which shall be applicable to all operations hereunder. The Operating Agreement shall cover all of the SIGMA ENERGY AND EXPLORATION CO. leases referred to in Section 1 of this Participation Agreement. Should there be any conflict of provisions between this Participation Agreement and the Operating Agreement, this Participation Agreement shall prevail.


                                    INSURANCE

At all times while conducting under this agreement, SIGMA ENERGY AND EXPLORATION CO., or the designated Operator for the account of Participant and SIGMA ENERGY AND EXPLORATION CO., and others participating with SIGMA ENERGY AND EXPLORATION CO.,. The Drilling Contactor shall maintain Comprehensive General Liability Insurance with a combined single limit of $500,000.00 per occurrence and aggregate for bodily injury and/or property damage.

                                OPERATIONS COSTS

SIGMA ENERGY AND EXPLORATION CO., and participant agrees that SIGMA ENERGY AND EXPLORATION CO., will act as Operator to produce each well for the sum of __ not more than $750.00 _____ ---------------------- per month for a period of twelve
(12) months from the first month after completion. Operations costs will be negotiated after the initial twelve (12) month period. This fee includes only routine administrative service and routine well maintenance. All third party services, including pumper, well workovers, major replacement parts and/or well service is not included, and will be billed to the Participant on a pro-rata basis.

                                     NOTICES

All notices and reports to be furnished or given hereunder shall be at the following addresses:

                 SIGMA ENERGY AND EXPLORATION CO. 203 Milam St.

                       San Antonio TX 78202 PARTICIPANT -
                      Diversified Financial Resources Corp
                                 8565 Aero Drive
                                    Suite 221
                               San Diego, CA 92123

Provided, however, that if Participant has a representative at the well, any notice or recommendation required to be given or made by SIGMA ENERGY AND EXPLORATION CO., shall be made to Participant's representative at the well.

                                 XII. ACCEPTANCE

This agreement shall not be binding upon SIGMA ENERGY AND EXPLORATION CO., until Participant has indicated acceptance of the terms and provisions herein contained by execution in the space provided below and returned a fully executed Operating Agreement with this Participation Agreement to SIGMA ENERGY AND EXPLORATION CO., within five (5) days from the date this Participation Agreement is delivered to Participant, together with Participant's check for the payment called for in Article III.B above.

Very truly yours,
/s/ Rod Johnson
Operations and General Manager


                        SIGMA ENERGY AND EXPLORATION CO.

                    DELIVERED THIS DAY 30TH DAY OF Sept.,2005
              APPROVED AND ACCEPTED THIS THE 30TH DAY OF  Sept 2005

BY /s/ Rod Johnson
Rod Johnson
Manager
SSN or TAX ID Number 74-2093426

Agreed  on:
/s/  Dennis  Thompson
Dennis  Thompson,  President
     Date:     Sept  30,  2005  Dennis  Thompson,  President
Tax  Id.  Number  58-2027283
Legal  Address  and  Name  Assignment  Will  BE  Made  To
Name:  Diversified  Financial  Resource Corporation Address: 8765 Aero Dr. Suite
221
San  Diego,  Calif.  92123